                                   THE BEARD COMPANY
                            COMPUTATION OF LOSS PER SHARE
                                  For the Three Months Ended      For the Six Months Ended
                                  --------------------------      ------------------------
                                     June 30,       June 30,         June 30,      June 30,
                                       1998           1997             1998          1997
                                     --------       --------         --------      --------
Basic and Diluted Earnings (Loss) Per Share:
Loss from continuing
 per statement of operations      $   (134,000)   $   (206,000)  $   (276,000)   $   (429,000)
                                  ============    ============   ============    ============
Earnings (loss) from discontinued
 operations                       $   (766,000)   $    227,000   $ (1,048,000)   $     26,000
                                  ============    ============   ============    ============
Net earnings (loss) per statement
 of operations                    $    900,000    $     21,000   $ (1,324,000)   $   (403,000)
                                  =============   ============   ============    ============
Net earnings (loss) attributable
 to common shareholders per
 statement of operations          $   (900,000)   $     21,000   $ (1,324,000    $   (403,000)
                                  ============    ============   ============    ============
Weighted average common shares outstanding:
  Basic and diluted                  2,528,000       2,799,000      2,528,000       2,799,000
                                  ============    ============   ============    ============

Net earnings (loss) per average common share outstanding:
  Basic and diluted
    Loss from continuing          $     (0.05)    $     (0.07)   $     (0.11)    $     (0.15)
  Earnings (loss) from discontinued
   operations                           (0.31)           0.08          (0.41)           0.01
                                  -----------     -----------    -----------     -----------
  Net earnings (loss)             $     (0.36)    $      0.01    $     (0.52)    $     (0.14)
                                  ===========     ===========    ===========     ===========
